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                                                                    EXHIBIT 99.2



                      HEALTHCARE REALTY TRUST INCORPORATED
                           DIVIDEND REINVESTMENT PLAN
                         SHAREHOLDER AUTHORIZATION FORM

To participate in the Healthcare Realty Trust Incorporated Dividend Reinvestment Plan (the "Plan"), as described in the accompanying Prospectus, please fill out this Authorization Form and return it in the envelope provided. INDICATE YOUR PLAN PREFERENCE BY CHECKING ONE OF THE BOXES BELOW:

[ ]      FULL DIVIDEND REINVESTMENT
         Reinvest all my dividends and invest any optional cash payments in additional shares of common stock.

[ ]      PARTIAL DIVIDEND REINVESTMENT
         (Please designate the number of shares on which cash dividends are to be sent to you) Send me dividends in cash on __________ shares, and reinvest my cash dividends on the rest of my shares. Invest any optional cash payments in additional shares of common stock.

[ ]      OPTIONAL CASH PAYMENTS ONLY
         Send me dividends in cash and invest any optional cash payments in additional shares of common stock. Optional cash payment enclosed, if any, $_________________.

I hereby appoint The First National Bank of Boston as my agent under the terms and conditions of the Plan as described in the prospectus for the Plan, receipt of which is hereby acknowledged. I understand that I may revoke this authorization and withdraw from the Plan at any time by notifying the agent in writing of my desire to terminate my participation. (If shares are registered in a joint account, both shareholders must sign below.)

                                    Signature
                                             -----------------------------------

                                    Signature
                                             -----------------------------------

                                    Date
                                        ----------------------------------------


                               THIS IS NOT A PROXY
                               -------------------
NOTE: IF YOU DO NOT WISH TO PARTICIPATE IN THE PLAN, PLEASE DISREGARD THIS CARD.

                                    This Authorization Card, when signed, should be mailed to The First National Bank of Boston, c/o Boston EquiServe, L.P., Shareholder Services, HR Dividend Reinvestment Plan, Mail Stop 45-02-62, P.O.Box 1865, Boston, Massachusetts 02105-1865. An addressed postage-paid envelope is provided for your convenience.


                   PLEASE READ CAREFULLY - THIS IS NOT A PROXY